Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated April 8, 2009, of our report dated March 31, 2009, relating to the financial statements of Xfone, Inc. as of December 31, 2008 and 2007, and the years then ended and the reference to our firm as experts contained in the registration statement.

April 8, 2009	By:	/s/ Stark Winter Schenkein & Co., LLP
Stark Winter Schenkein & Co., LLP
Certified Public Accountants
Denver, Colorado